UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2004


                        ADVANCED MARKETING SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
              ----------------------------------------------------
                 (State or other jurisdiction of incorporation)

              0-16002                                 95-3768341
----------------------------------       ------------------------------------
     (Commission File Number)             (IRS Employer Identification No.)


                 5880 OBERLIN DRIVE, SAN DIEGO, CALIFORNIA 92121
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (858) 457-2500


                                       NA
       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On August 18, 2003, Registrant reported a delay in the filing of its Form 10-Q for the first quarter of fiscal year 2004 that ended on June 28, 2003. On November 11, 2003, Registrant reported that it would delay the filing of its Form 10-Q for the second quarter of fiscal year 2004 that ended on September 27, 2003. Under the terms of Registrant's $45.0 million Revolving Credit Agreement with California Bank & Trust, Bank of the West and Union Bank of California, N.A. (the "Banks"), the failure to provide the first quarter Form 10-Q to the Banks on August 27, 2003, and the failure to provide the second quarter Form 10-Q to the Banks on November 27, 2003, constituted events of default.

     On January 14, 2004, Registrant publicly announced and reported that it would restate its financial statements for the five-fiscal-year period ended March 31, 2003. Registrant's announced restatement constituted an event of default. Beginning in August, 2003, Registrant has reported on a monthly basis agreements with the Banks pursuant to which the Banks have agreed to forbear the events of default, and the most recently reported agreement to forbear expires on February 27, 2004. A new forbearance is described in this report.

     Registrant will delay the filing of its Form 10-Q for the third quarter of fiscal year 2004 that ended December 28, 2003, until the filing of its amended and restated Form 10-K for fiscal year 2003 and its fiscal year 2004 Forms 10-Q for the first and second quarters, and will not be able to provide the fiscal year 2004 third quarter Form 10-Q to the Banks by February 28, 2004. The failure to provide the Form 10-Q for the third quarter to the Banks by February 28, 2004, will constitute an event of default.

     The Banks have agreed to forbear the defaults described above until March 31, 2004, subject to the terms and conditions of the agreement among Registrant and the Banks. Registrant and the Banks have agreed to limit Registrant's borrowings under the Revolving Credit Agreement to a maximum of $20.0 million during the period of the forbearance, except for the period beginning on February 23, 2004, and ending on March 5, 2004, during which period Registrant and the Banks have agreed that Registrant will limit its borrowings to a maximum of $30.0 million. In addition, Registrant has agreed to: (1) provide substantially final copies of the Forms 10-Q for the first, second and third quarters of fiscal year 2004 to the Banks at least 72 hours prior to filing; and
(2) complete the restatement so as to enable the Banks to determine that Registrant is in compliance with the financial covenants of the Revolving Credit Agreement. It is possible that the restatement will result in Registrant not being in compliance with the financial covenants and, accordingly, Registrant currently is engaged in discussions with the Banks and has requested: (1) appropriate modifications of the financial covenants; (2) an increase in the borrowing limitation under the Revolving Credit Agreement to $35.0 million, effective March 8, 2004; and (3) an additional forbearance through April 30, 2004. There can be no assurance that the Banks will agree to modifications of the financial covenants, the increase in the borrowing limitation to $35.0 million, or the additional forbearance.

     Registrant intends to complete the restatement, file an amended Form 10-K for fiscal year 2003, and file Forms 10-Q for the first three quarters of fiscal year 2004 as promptly as possible, although it is unlikely that it will be able to do so by March 31, 2004. There can be no assurance that the Banks will continue to forbear thereafter if the restatement has not been completed and the Forms 10-Q have not been filed. As of February 27, 2004, Registrant had an outstanding balance of $20.0 million under the Revolving Credit Agreement. Registrant expects that payments to publishers that now are in progress will increase the balance to $30.0 million on March 1, 2004.

     Registrant's cash requirements fluctuate substantially on a weekly and quarterly basis, and usually are highest during the third and fourth quarters of its fiscal year, which ends on March 31. Registrant's borrowing during the fourth quarter of fiscal year 2003 reached $45.0 million. Growth in Registrant's business, accounts receivable balances and inventory balances have increased, and therefore requirements for borrowing under the Revolving Credit Agreement have not decreased during the current fiscal year. In addition, Registrant has been required to pay the substantial costs of the ongoing investigations being conducted by the office of the United States Attorney for the Southern District of California and the Securities and Exchange Commission. As a result of these factors, Registrant currently would borrow $45.0 million, as it did during the fourth quarter of fiscal year 2003, but for the borrowing limitations under the Revolving Credit Agreement that now are in effect. Registrant is in discussions with lenders to arrange a higher credit limit, although there can be no assurance that those discussions will be successful. Registrant's tighter liquidity situation likely will continue until the Banks agree to remove the borrowing limitations, which is expected to occur when Registrant is able to file its periodic reports and negotiate appropriate modifications of the financial covenants in the Revolving Credit Agreement.

     Registrant has been named as a defendant in an additional purported securities-fraud class action filed in the United States District Court for the Southern District of California on February 17, 2004, by a stockholder who claims to have purchased and sold 150 shares of Registrant's common stock and who seeks to represent all persons who purchased Registrant's common stock between January 16, 1999 and January 13, 2004. The complaint appears to rely for its allegations primarily on Registrant's public announcement on January 14, 2004, that: (1) it intended to restate its financial statements for the five-fiscal-year period ended March 31, 2003; (2) estimated circulation communicated to publishers for some cooperative advertising publications was greater than actual subsequent circulation; (3) certain accrued liabilities related to cooperative advertising were inappropriately reversed into income; and (4) certain advertising revenues and costs should be deferred until Registrant completes the process of reaching appropriate resolutions with customers and vendors. Registrant's chief executive officer and chief financial officer also are named as defendants in the complaint. Registrant previously has reported the filing of other, substantially similar actions, and it is possible that other similar actions have been or will be filed. Registrant intends to defend against these actions vigorously.

     Forward-looking statements in this report are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties. Certain important factors could cause results to differ materially from those anticipated in the forward-looking statements, including risk factors that are discussed in the period reports that the Company files from time to time with the Securities and Exchange Commission. The forward-looking statements include the following:

o Registrant currently is engaged in discussions with the Banks and has requested: (1) appropriate modifications of the financial covenants; and
     (2) an increase in the borrowing limitation under the Revolving Credit Agreement to $35.0 million, effective March 8, 2004.

o Registrant intends to complete the restatement, file an amended Form 10-K for fiscal year 2003, and file Forms 10-Q for the first three quarters of fiscal year 2004 as promptly as possible,

o Registrant expects that payments to publishers that now are in progress will increase the balance to $30.0 million on March 1, 2004.

o Registrant is in discussions with lenders to arrange a higher credit limit, although there can be no assurance that those discussions will be successful.

o Registrant's tighter liquidity situation likely will continue until the Banks agree to remove the borrowing limitations, which is expected to occur when Registrant is able to file its periodic reports and negotiate appropriate modifications of the financial covenants in the Revolving Credit Agreement.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ADVANCED MARKETING SERVICES, INC.
                                     (Registrant)


     February 27, 2004               By:   /S/ MICHAEL M. NICITA
     -----------------                     -------------------------------------
           Date                            Michael M. Nicita
                                           President and Chief Executive Officer